                                                                   EXHIBIT 10.13


                           EDUCATIONAL MEDICAL, INC.
                             1050 Cambridge Square
                                    Suite C
                              Alpharetta, GA 30201




                                                               December 15, 1991

Mr. Gary D. Kerber
1050 Cambridge Square
Suite C
Alpharetta, GA 30201

         Re:     Repurchase Options

Dear Mr. Kerber:

         Pursuant to a Restricted Stock Purchase Agreement dated November 7, 1989 between you and the Company (the "Restricted Stock Purchase Agreement"), you purchased 117,267 shares of the Company's common stock, subject to certain repurchase options. A copy of the Restricted Stock Purchase Agreement is attached to this Agreement as Exhibit 3. Pursuant to an Incentive Compensation Agreement dated November 7, 1989 (the "Incentive Agreement") the Company agreed to issue to you up to 8,640 shares of common stock (the "Incentive Shares") if certain conditions were fulfilled. This Agreement cancels any remaining rights you may have pursuant to the Incentive Agreement.

         1. Amendments to the Restricted Stock Purchase Agreement. Each of us agrees that this letter amends the Restricted Stock Purchase Agreement by:

         (i) Amending Section 4 of such agreement in its entirety to read as follows:

                 "4. Release of Additional Founders' Stock. As of December 15, 1991, 112,782 shares of Additional Founders' Stock remain in escrow. The repurchase rights provided for in Section 5 below shall terminate and the remaining portion of the Additional Founders' Stock shall be released to the Employee from escrow in equal increments of 3,132 shares per month on the last day of each calendar month

Mr. Gary D. Kerber
December 15, 1991
Page 2


                 commencing, retroactively, from April 30, 1991, through April 30, 1994, at which time the remaining 3,162 shares shall be released from escrow. Upon release of shares of Additional Founders' Stock to the Employee, such shares shall remain subject to the terms of Section 7 of this Agreement."

         (ii) Amending the first paragraph of subsection 5(a) in its entirety to read as follows:

                 "(a) Upon Termination of Employment the Company shall have the right to repurchase from the Employee, at a purchase price of $0.01 per share, up to that number of shares of Additional Founder' Stock remaining in escrow."

         2. Delivery of Certificates to implement the agreement. In order to implement the amendments provided for in Section 1 of this Agreement, the Company shall deliver to the Escrow agent a certificate for 8,640 shares of common stock which shall be held as Additional Founders' Stock pursuant to the Restricted Stock Agreement.

         3. Governing Law. This Agreement shall be governed by, and construed in accordance with (a) the laws of the State of New York applicable to contracts made and to be performed wholly therein, and (b) the laws of the State of Delaware applicable to corporations organized under the laws of such state.

         4. Entire Agreement. This Agreement and the agreements referred to in it contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations, and agreements.

         5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6. Amendments. This Agreement, or any provisions hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

Mr. Gary D. Kerber
December 15, 1991
Page 3


    If the foregoing confirms your understanding of our agreements, please so indicate by signing in the space provided below and return a signed copy to us.

                                        Very truly yours,

                                        EDUCATIONAL MEDICAL, INC.

                                        By:
                                            ------------------------
                                            Morris C. Brown,
                                            Secretary


                                                               [SEAL]
Confirmed and Agreed to:

----------------------
Gary D. Kerber


Pursuant to an escrow agreement dated November 17, 1989, I am holding certificates representing shares of common stock of the Company registered in the name of Gary Kerber and subject to the terms of the Restricted Stock Purchase Agreement amended by this Agreement. I acknowledge receipt of this agreement and agree with each of you that such escrow agreement is amended as of this date to give effect to the terms of this agreement.


                                                    -----------------------
                                                    Morris C. Brown,
                                                    Escrow Agent